Exhibit 8(c)(5): Amendment No. 5 to the Participation Agreement among Variable Insurance Products Fund II, Fidelity Distributors Corporation and United of Omaha Life Insurance Company

                   FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

United of Omaha Life Insurance Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated February 1, 1994, as amended, by doing the following:

1.   Replacing Section 2.4 in its entirety with the following:

          2.4. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

               (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees; and

2. Deleting Schedule A in its entirety and replacing it with the attached amended Schedule A.

3. Deleting Schedule C in its entirety and replacing it with the attached amended Schedule C.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective Date of the Agreement.

UNITED OF OMAHA Life Insurance Company

By:    /s/ Richard A. Witt
       -------------------
Name:  Richard A. Witt
Title: Chief Investment Officer


VARIABLE INSURANCE PRODUCTS FUND II

By:    /s/ Robert C. Pozen
       -------------------
       Robert C. Pozen
       Senior Vice President


FIDELITY DISTRIBUTORS CORPORATION

By:    /s/ Mike Kellogg
       ----------------
       Mike Kellogg,
       Vice President

                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and      Policy Form Numbers of
----------------------------
Date Established by Board of      Contracts Funded By Separate
----------------------------               -------------------
Directors                         Account                        Designated Portfolios
---------                         -------                        ---------------------
United of Omaha Life Insurance               0616L                Asset Manager Growth Portfolio
Separate Account C (12-1-93)                 6090L                Asset Manager Portfolio
(variable annuities)                         6500L                Index 500 Portfolio
                                             6758L                Contrafund Portfolio

United of Omaha                              6347L                Asset Manager: Growth Portfolio
Separate Account B (8-27-96)                 6387L                Asset Manager Portfolio
(variable life)                                                   Index 500 Portfolio
                                                                  Contrafund Portfolio



                                   Schedule C

Sponsors of other investment companies currently available under variable annuities issued by the Companies through any Account shown in Schedule A:

Alger; Deutsche; Federated; MFS; Morgan Stanley; Pioneer; Scudder; T. Rowe
Price.